Exhibit 10.1

PRAECIS PHARMACEUTICALS INCORPORATED

SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Company”), establishes this Second Amended and Restated Employee Stock Purchase Plan (the “Plan”) so that Eligible Employees (as defined herein), if any, may be granted options to purchase Common Stock, par value $.01 per share, of the Company (“Common Stock”).

1.                                       Purpose.

The Plan provides Eligible Employees an opportunity to acquire shares of Common Stock under circumstances which enable them to obtain the income tax benefits described in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  The Plan is intended to provide employees an incentive to continue to promote the Company’s best interests and to enhance its long-term performance.

2.                                       Definitions.

Wherever used, the following words and phrases will have the meanings stated below unless a different meaning is plainly required by the context:

“Affiliated Company” means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

“Applicable Grant Date” means for any Option the date on which such Option was granted, which shall be a Semiannual Grant Date.

“Board” means the Board of Directors of the Company.

“Committee” means a committee appointed by the Board to which the Board may (but shall not be required to) delegate its powers to administer the Plan.

“Compensation” means the total cash remuneration a Participant receives during an Exercise Period as salary or wages, including overtime pay and bonuses and excluding all other forms of remuneration.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Effective Date” means July 3, 2000.

“Eligible Employee” means each person who, on an applicable Semiannual Grant Date, is employed by the Company or an Affiliated Company and has been an employee for six (6) or more months at that date.  An employee will not be eligible to participate during an Exercise Period if his or her customary employment as of the first day of the period is either (i) less than 20 hours per week or (ii) 5 months or less on a calendar year basis.  No employee will be eligible if he or she is on an applicable Semiannual Grant Date an owner of 5% or more of the outstanding capital stock of the Company or an Affiliated Company, as determined under Section 424(d) of the Code.

“Exercise Date” means any date on which an Eligible Employee purchases Common Stock pursuant to an Option under the Plan, which shall, with respect to each Option, be the last day of the Exercise Period in which such Option is granted.

“Exercise Period” means the approximate six-month period commencing on each of July 3, 2000, January 1, 2001, July 2, 2001, December 31, 2001, July 1, 2002,  December 30, 2002, June 30, 2003, December 29, 2003, June 28, 2004, January 3, 2005, June 27, 2005, January 2, 2006, June 26, 2006 and January 1, 2007, and ending at 5 p.m. (Boston time) on each of December 31, 2000, July 1, 2001, December 30, 2001, June 30, 2002, December 29, 2002, June 29, 2003, December 28, 2003, June 27, 2004, January 2, 2005, June 26, 2005, January 1, 2006, June 25, 2006, December 31, 2006 and June 24, 2007, respectively.  If the Plan is terminated, then the Exercise Period in which it is terminated shall end on the date immediately preceding the effective date of such termination.

“Fair Market Value Per Share of Common Stock” on the day of determination shall mean the last sale price per share of Common Stock on such day reported on the Nasdaq National Market as published in The Wall Street Journal or, if no such sale is so reported, the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automated Quotation System, or, if such price at the time is not available from such system, as furnished by any similar system then engaged in the business of reporting such prices and selected by the Board or, if there is no such system, as furnished by any member of the National Association of Securities Dealers, selected by the Board.  If the Common Stock is neither reported on the Nasdaq National Market nor traded on the over-the-counter market, fair market value shall be such value as the Board, in good faith, determines.  Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the Fair Market Value Per Share of Common Stock subject to an Option shall be inconsistent with Section 423 of the Code.

“Initial Notice Period” means the period beginning on the Effective Date and ending on the 15th day thereafter.

“Notice Period” means that period beginning 30 days prior to the applicable Semiannual Grant Date (other than the first Semiannual Grant Date) and ending on the 15th day prior to said date.

“Option” means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

“Option Price” means the lower of:  (1) 85% of the Fair Market Value Per Share of Common Stock as of the Applicable Grant Date on which the Option being exercised was granted or (2) 85% of the Fair Market Value Per Share of Common Stock as of the Exercise Date on which such Option is exercised.

“Participant” means an Eligible Employee who has elected to participate in the Plan during the period between such election and the termination of such Eligible Employee’s participation in the Plan.

“Retirement” means a termination of a Participant’s employment with the Company on or after the first day of the month of a Participant’s 65th birthday.

“Semiannual Grant Date” means each of July 3, 2000, January 1, 2001, July 2, 2001, December 31, 2001, July 1, 2002,  December 30, 2002, June 30, 2003, December 29, 2003, June 28, 2004, January 3, 2005, June 27, 2005, January 2, 2006, June 26, 2006 and January 1, 2007.

“Withholding Account” means a bookkeeping record of all amounts withheld during an Exercise Period for a specific Eligible Employee, which are available for the exercise of an Option granted hereunder.  Specific segregation of funds is not required.

3.                                       Administration.

The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers to terminate or amend the Plan) to the Committee.  If the Board chooses to appoint a Committee, references hereinafter to the Board shall be deemed to refer to the Committee.  Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the Options granted hereunder and make all other determinations necessary or advisable for the administration of the Plan; provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax treatment of the Options under this Plan granted to Eligible Employees subject to United States federal income taxation and preserving the tax treatment of the Plan itself under Section 423 of the Code.  The determinations of the Board on all matters regarding the Plan shall be conclusive.

4.                                       Maximum Shares to be Granted under the Plan.

The aggregate number of shares of Common Stock available for issuance upon the exercise of Options granted pursuant to Section 5 shall be four hundred thousand (400,000) shares.  Shares of Common Stock delivered pursuant to the Plan will be authorized but unissued shares or treasury shares.  In the event that any Option granted pursuant to Section 5 expires or is terminated, surrendered or cancelled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available as shares underlying Options which may be granted for grant at the next Semiannual Grant Date pursuant to Section 5 and shall increase the aggregate number of shares of Common Stock underlying Options available for grant during the succeeding Exercise Period.

5.                                       Eligibility for Participation and Granting of Options.

(a)  Each employee of the Company who enrolls in the Plan and who is an Eligible Employee on an applicable Semiannual Grant Date is granted without any further action by the Board an Option hereunder which will entitle him or her to purchase, on the immediately following Exercise Date at the Option Price per share for Options granted on such date, shares of Common Stock equal in value up to ten percent (10%) of the Eligible Employee’s Compensation during the Exercise Period divided by such applicable Option Price per share of Common Stock.

(b)  If the number of shares of Common Stock for which Options are granted pursuant to Section 5(a) exceeds the applicable number provided for in Section 4, then the Options granted under Section 5(a) to all Eligible Employees shall, in a nondiscriminatory manner, be reduced on a pro rata basis in a manner which the Board determines to be consistent with Section 423 of the Code.

(c)  No Eligible Employee shall be granted an Option under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Affiliated Company to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time of the grant of such Option) for each calendar year in which such Option is outstanding at any time.  Any Option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this Section 5(c).

6.                                       Terms of Options.

(a)  Each Option shall automatically be exercised on the last day of the Exercise Period for such Option, using the funds which have accrued in a Participant’s Withholding Account as of such day, unless the Participant withdraws from the Plan or is deemed to withdraw during the Exercise Period.  An Option granted hereunder may be exercised only through the use of the funds which have accrued in a Participant’s Withholding Account.  Any Option, to the extent unexercised on the Exercise Date, shall expire on the Exercise Date.

(b)  As soon as reasonably possible following exercise in accordance with Section 6(a) and upon the Participant’s written request, a certificate representing the whole number of shares of Common Stock purchased, registered in the name of the Participant, shall be delivered to the Participant or to such other person designated by the Participant, including, without limitation, the Participant’s broker.

(c)  A Participant shall be deemed to have withdrawn from participation in the Plan upon the occurrence of any of the following events:

(i)            Voluntary Discontinuance while Employed.  A Participant may discontinue his or her election and withdraw from the Plan by giving written notice to the Company, no later than the third business day prior to the end of the then-ongoing Exercise Period, specifying that the Participant is so withdrawing from the Plan; provided, however, that a Participant who shall have so discontinued his or her election to participate and withdrawn from the Plan may not participate in the Plan during the next following Exercise Period.  Upon such a voluntary discontinuance of participation, amounts withheld from compensation during the Exercise Period will be refunded

(ii)           Termination of Employment.  Unless employment has terminated due to Retirement, Disability or death, a Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which such Participant’s termination of employment occurs and amounts withheld from compensation during the Exercise Period will be refunded.

(iii)          Retirement.  In the event a Participant’s employment terminates because of Retirement during the first three months of an Exercise Period, the Participant will be deemed to have discontinued participation on the first day of the Exercise Period in which Retirement occurs and amounts withheld from Compensation during the Exercise Period will be refunded.  If Retirement occurs during the last three months of the Exercise Period, the Participant will continue to participate through the balance of the Exercise Period in which Retirement occurs (without further withholding) unless he or she elects a voluntary discontinuance during that Exercise Period.

(iv)          Death or Disability.  In the event the employment of the Participant by the Company or an Affiliated Company terminates as a result of the Participant’s Disability or death, the Participant will be deemed to participate (without further withholding) through the balance of the Exercise Period in which death or Disability occurs, unless he or she (or the executor, administrator or representative, as the case may be) elects a voluntary discontinuance during that Exercise Period.

(v)           Levy or Attachment.  The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee or other court order affecting the Participant’s account under the Plan will automatically terminate such Participant’s participation in the Plan and amounts withheld from compensation during the Exercise Period will be refunded.

(vi)          Plan Termination/Expiration.  Subject to Section 12(b), termination of the Plan will terminate the participation of all Participants in the Plan.

(d)  A Participant’s employment shall not be deemed terminated by reason of a transfer to another employer which is related to the Company within the meaning of Sections 424(e) or (f) of the Code.  A Participant who has elected participation under the Plan who is absent from work with the Company or with an Affiliated Company because of temporary disability (any disability other than a permanent and total Disability) or who is on leave of absence for a period of less than 90 days shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated employment.  In the case of a leave of absence which is longer than 90 days, a Participant will not be deemed to have terminated employment until the later of the 91st day of such leave or, if later, such date as the Participant’s reemployment rights are not protected by contract or law.

(e)  Upon the discontinuance of an election and withdrawal from the Plan by a Participant, all withheld amounts in such Participant Withholding Account shall be transferred to such Participant within thirty (30) days of such discontinuance and withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above.  In no event shall any amounts be withheld from a Participant’s Compensation for allocation to such Participant’s Withholding Account after the date such Participant’s employment shall cease.

(f)  In no event may any discontinuance of a Participant’s election and withdrawal from the Plan be in respect to a portion rather than all of such Participant’s Withholding Account on such date.

7.                                       Payment for Common Stock Through Withholding.

(a)  Employee Contributions

Each Eligible Employee may elect to participate in  the Plan by filing an enrollment application and payroll withholding form with his or her employer’s payroll department during the Initial Notice Period or during a Notice Period, which election shall be effective in the case of an election filed during the Initial Notice Period, for the Exercise Period commencing on the Effective Date and all subsequent Exercise Periods, or, in the case of an election filed during a Notice Period, for the next Exercise Period and for all subsequent Exercise Periods, until, in any case, such Participant’s participation in the Plan terminates.  Each Eligible Employee who elects to participate shall specify the amount of his or her contributions to be made by payroll deduction by specifying a whole percentage from 1% to 10% of such Participant’s Compensation payable for each payroll period.

No interest shall accrue or be payable to any Participant in the Plan with respect to any sums withheld at the Participant’s election, whether such sums be applied to purchase Common Stock, or are returned to the Participant.

Payroll deductions may be increased by a Participant only during a subsequent Notice Period, but may be decreased, upon the Participant’s written election, effective as of the first payroll period for which it is administratively practical to put the decrease into effect.

(b)  Application of Payroll Contributions

The Company shall maintain a separate account into which it shall deposit all amounts withheld for payment of shares of Common Stock and shall maintain sufficient records reflecting each Participant’s Withholding Account.

On the last day of each Exercise Period all amounts in a Participant’s Withholding Account shall be paid over to the Company in payment of the Option Price for the number of whole shares of Common Stock which can be purchased on such date with such withheld total amount, unless otherwise directed in accordance with Section 6 above.  In lieu of fractional shares, unapplied cash shall be carried forward to the next Exercise Period unless the Participant requests a cash payment.

8.                                       Transferability of Options and Common Stock.

(a)  No Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Option shall be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect.  An Option may be exercised only by the Eligible Employee during his or her lifetime, or by his or her legal representative if permitted by Section 423 of the Code, or pursuant to Section 6 by his or her estate or the person who acquires the right to exercise such Option upon his or her death by bequest or inheritance.

(b)  Participants in the Plan who wish to avail themselves of the favorable tax benefits of Section 423 of the Code may not transfer or otherwise dispose of shares of Common Stock acquired by them or on their behalf under the Plan (other than in the case of a Participant’s death) until after the later of one year from the date of acquisition of said shares and two years after the Applicable Grant Date of the Option pursuant to which said shares of Common Stock were acquired.

(c)  Each Eligible Employee who receives shares of Common Stock pursuant to the Plan agrees, by electing to participate, to notify the Company, in writing, immediately after such Participant makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an Option under the Plan.  A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of two years after the Applicable Grant Date for said Option or one year after the receipt of shares pursuant to the exercise of said Option.  If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

9.                                       Adjustment Provisions.

The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option and the Option Price per share of each Option shall all be appropriately adjusted if any of the following occur after the Plan’s adoption by the Board:  any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.  Adjustments shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

10.                                 Dissolution, Merger and Consolidation

Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share of Common Stock as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction.  The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 10 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

11.                                 Stockholder Approval.

The Plan is subject to approval by the holders of a majority of the outstanding shares of Common Stock (and the holders of any other class of stock to the extent required by law, agreement or Section 423 of the Code) within 12 months before or after the date of adoption of the Plan by the Board.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.

12.                                 Miscellaneous

(a)  Legal and Other Requirements.  The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, if deemed necessary or appropriate by the Company.  Certificates for shares of Common Stock issued hereunder may be legended to such effect as the Board shall deem appropriate.

(b)  Termination and Amendment of Plan.  Except as provided in the following sentence, the Plan may be terminated or amended by the stockholders of the Company, by the Board, or by the Committee, including amendment of the Plan from time to time to designate corporations whose employees may be offered options under the Plan from among a group consisting of the Company and any corporation which is or becomes its Affiliate.  Amendments effecting:  (1) any increase in the aggregate number of shares of Common Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split) or (2) changing the designation of corporations whose employees may be offered options under the Plan, except designations described in the preceding sentence, must be approved by the stockholders of the Company within twelve (12) months after such amendment is adopted by the Board or by the Committee or such amendment is void ab initio.  No amendment to the Plan shall affect any Options theretofore granted or any Common Stock theretofore acquired by a Participant, unless such amendment shall expressly so provide and unless any Participant to whom an Option has been granted who would be adversely affected by such amendment consents in writing thereto.  Unless otherwise determined by the Board, no Options will be granted under the Plan after January 1, 2007.  The Plan shall expire on June 25, 2007, unless extended or earlier terminated in accordance with the terms hereof.

(c)  Withholding Taxes.  Upon a Disqualifying Disposition, within the meaning of Section 8(d), of any shares of Common Stock received pursuant to the exercise of any Option under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all federal, state and local requirements as to income tax withholding and employee contributions to employment taxes or, alternatively, in the

Board’s sole discretion, the Company may withhold all such amounts from other compensation due to the Participant by the Company.

(d)  Right to Terminate Employment.  Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee or other optionee the right to continue in the employment of the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate the employment of such Eligible Employee or other optionee.

(e)  Rights as a Stockholder.  A Participant shall not have any right as a stockholder of the Company with respect to shares of Common Stock issuable pursuant to the exercise of an Option hereunder, unless and until a certificate or certificates for such shares of Common Stock are issued to him or her or the Company reflects the Participant’s ownership in its stock ledger or other appropriate record of Common Stock ownership.

(f)  Leaves of Absence.  The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by any Eligible Employee, provided such rules are consistent with Section 423 of the Code.

(g)  Notices.  Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (1) on the date it is personally delivered to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at its principal executive offices or (2) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Treasurer of the Company (or such other person as may be designated by the Company from time to time with notice given to each Participant) at such offices or (3) on the date on which delivery was guaranteed by a third party business (such as Federal Express and including the postage service); and shall be deemed delivered to a Participant (A) on the date it is personally delivered to him or her or (B) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Affiliate or (C) on the date on which delivery was guaranteed by a third party business (such as Federal Express and including the postal service), provided that the documents were sent to him or her at the last address shown for him or her on the records of the Company or of any Affiliate.

(h)  Uniformity.  All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted under the Plan shall bear a uniform relationship to the Compensation of Eligible Employees.  All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

(i)  Applicable Law.  All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Massachusetts, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.